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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of StanCorp Financial Group, Inc. on Form S-3 of our report dated January 31, 2002, appearing in the Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
July 2, 2002